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                                  [LETTERHEAD]


                                                                       EXHIBIT 5
                                February 3, 1997




Securities and Exchange Commission
Judiciary Plaza
450 - 5th Street N.W.
Washington, D.C.  20549

     RE:  POLARIS INDUSTRIES INC.
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Polaris Industries Inc. (the "Company") covering 750,000 shares of common stock, par value $.01 of the Company (the "Common Stock"), reserved for issuance under the Polaris Industries Inc. Employee Stock Purchase Plan (the "Plan").

     We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purpose of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

     Based on the foregoing, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.

     2. The Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement.

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Securities and Exchange Commission
February 3, 1997
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     3.   The 750,000 shares of Common Stock proposed to be issued under the
Plan as described in the Registration Statement will, when issued pursuant to the terms of the Plan, be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm in the Registration
Statement.

                              Sincerely,

                              KAPLAN, STRANGIS AND KAPLAN, P.A.



                              By:  /s/ James C. Melville
                                 -----------------------
                                 James C. Melville


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